AMENDED AND RESTATED BYLAWS

OF

PIKSEL, inc.

(A Delaware Corporation)

ARTICLE I

OFFICES

1.          OFFICE.

The registered office of the corporation shall be located in the State of Delaware, County of New Castle, City of Wilmington, and the name of the registered agent at such office shall be The Corporation Trust Company.

2.          ADDITIONAL OFFICES.

The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

1.          CERTIFICATES REPRESENTING SHARES.

The corporation is authorized to issue shares of common stock of the corporation in certificated or uncertificated form. The shares of the common stock of the corporation shall be registered on the books of the corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she, or it were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the corporation, the name of the stockholder, the number and class of shares and a summary of the designations, relative rights, preferences and limitations applicable to such class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series), and a full statement of any restrictions on the transfer or registration of such shares. Each stock certificate must set forth the same information or, alternatively, may state conspicuously on its front or back that the corporation will furnish the stockholders a full statement of this information on request and without charge. Every stock certificate representing shares that are restricted as to the sale, disposition or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the corporation will furnish to any stockholders upon request and without charge, a full statement of such restriction. If the corporation issues any certificated shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

The Board of Directors may require from any person who claims their stock certificate has been lost, stolen or destroyed an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Board of Directors may, in its discretion and as a condition precedent to the issuance of either a new stock certificate or uncertificated shares, require the owner of such lost, stolen or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfers of shares shall be made upon the books of the corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

2.          FRACTIONAL SHARE INTERESTS.

The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the General Corporation Law of the State of Delaware, which shall entitle the holder, in proportion to his, her or its fractional holdings, to exercise voting rights, received dividends and participate in liquidating distributions; or it may pay in cash the cash value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to pay rights of a stockholder except as herein provided.

3.          SHARE TRANSFERS.

Upon compliance with provisions restricting the transferability of shares, if any, transfer of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4.          STOCKHOLDER RECORD DATE.

MEETINGS OF STOCKHOLDERS; PAYMENT OF DIVIDENDS OR OTHER DISTRIBUTIONS; OTHER LAWFUL ACTIONS (OTHER THAN STOCKHOLDER ACTION BY WRITTEN CONSENT). In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than to express consent to corporate action in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed as aforesaid: (1) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any such other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this paragraph at the adjourned meeting.

5.          MEETINGS.

DATE, TIME, PLACE (IF ANY) AND CALL OF MEETINGS. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any proper business may be transacted at the annual meeting. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding shares of stock of the corporation entitled to vote thereat. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation of the corporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

ADJOURNMENTS. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 4 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

STOCKHOLDER LIST. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Any such list shall be arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

QUORUM. Except as otherwise provided by law, the certificate of incorporation of the corporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in this Section 5 until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

VOTING; PROXIES. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation of the corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

CONDUCT OF MEETINGS. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence, the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall be disregarded and shall not be considered, conducted or transacted. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

INSPECTORS OF ELECTION. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

6.           NOTICE OF STOCKHOLDER NOMINATIONS AND BUSINESS.

(a)           Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the corporation may be made at an annual meeting of stockholders only (1) pursuant to the corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 6 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 6.

(b)          Special Meetings of Stockholders. Only such Business shall be brought before and conducted at a special meeting of stockholders of the corporation as shall have been brought before the meeting pursuant to the corporation’s notice of meeting; provided, however, that reference in the corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders of the corporation at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided, that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 6 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the procedures set forth in this Section 6. In the event the corporation calls a special meeting of stockholders of the corporation for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 6(c)(1) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation in accordance with Section 6(c)(1)(E).

(c)          Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting of stockholders of the corporation by a stockholder pursuant to Section 6(a)(3), such stockholder must have given timely notice thereof in writing to the Secretary of the corporation in compliance with this Section 6, and any such proposed Business must constitute a proper matter for stockholder action in accordance with the corporation’s certificate of incorporation, these Bylaws and applicable law. For Nominations to be properly brought before a special meeting of stockholders of the corporation by a stockholder pursuant to Section 6(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation in compliance with this Section 6.

(1)          Stockholder Nominations.

(A)          Only individual(s) subject to a Nomination made in compliance with the procedures set forth in this Section 6 shall be eligible for election at an annual or special meeting of stockholders of the corporation, and any individual(s) subject to a Nomination not made in compliance with this Section 6 shall not be considered nor acted upon at such meeting of stockholders.

(B)          For Nominations to be properly brought before an annual or special meeting of stockholders of the corporation by a stockholder pursuant to Section 6(a)(3) or Section 6(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation pursuant to this Section 6. To be timely, the stockholder’s notice must be delivered to the Secretary of the corporation as provided in Section 6(c)(1)(C) or Section 6(c)(1)(D), as applicable, in the case of an annual meeting of stockholders of the corporation, and Section 6(c)(1)(E), in the case of a special meeting of stockholders of the corporation, respectively.

(C)          In the case of an annual meeting of stockholders of the corporation, to be timely, any Nomination made pursuant to Section 6(a)(3) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(D)          Notwithstanding Section 6(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the corporation is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date of the preceding year’s annual meeting, the stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement of additional directorships is first made by the corporation.

(E)          In the case of a special meeting of stockholders of the corporation, to be timely, any Nomination made pursuant to Section 6(b)(2) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(F)          A stockholder’s notice of Nomination(s) pursuant to Section 6(a)(3) or Section 6(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in opposition proxy statements for election of directors filed and disseminated by dissident or insurgent stockholders, at their own expense, in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the corporation and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (b) the class, series and number of shares of capital stock of the corporation which are beneficially owned, within the meaning of Rule 13d-1 (or any successor thereto) promulgated under the Exchange Act, and/or owned of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the corporation in support of such Nomination, (e) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the corporation and (f) any direct or indirect interest of such stockholder and/or such beneficial owner in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation.

(G)          To be eligible to be a nominee for initial election as a director of the corporation at any annual or special meeting of stockholders of the corporation, an individual must deliver (in accordance with the time periods prescribed for delivery of notice in compliance with this Section 6) to the Secretary of the corporation at the principal executive offices of the corporation, a written questionnaire with respect to the background and qualification of such individual and the background of any other person on whose behalf the Nomination is being made (which questionnaire shall be provided by the Secretary of the corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the corporation upon written request) that such individual:

(i)          is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such individual, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law;

(ii)          is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, indemnification or advancements in connection with any service, action or omission in his or her capacity as a director of the corporation that has not been disclosed to the corporation;

(iii)          is not and will not become a party to any Derivative Securities Agreement (as defined below) that has not been disclosed to the corporation; and

(iv)          in his or her individual capacity and for and on behalf of any person on whose behalf the Nomination is being made, will be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, business conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

In addition, the corporation may require any individual subject to Nomination to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such individual to serve as a director of the corporation.

(2)          Stockholder Business.

(A)          Only such Business shall be considered or conducted at an annual or special meeting of stockholders of the corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 6, and any Business not brought before such meeting in compliance with the procedures set forth in accordance with this Section 6 shall not be considered nor acted upon at such meeting of stockholders; provided, however, that if the Business is otherwise a proper subject of a stockholder proposal under Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the notice requirements of this Section 6(c)(2) with respect to such Business shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her, or its intention to present such Business at an annual meeting of stockholders of the corporation in accordance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(B)          In the case of an annual meeting of stockholders of the corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 6(a)(3) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)          A stockholder’s notice of a proposal of Business pursuant to Section 6(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such Business is made (a) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (b) the class, series and number of shares of capital stock of the corporation which are owned beneficially and/or of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the corporation in support of such Business, (e) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the corporation and (f) any direct or indirect interest of such stockholder and/or such beneficial owner in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation.

(d)          General.

(1)          Except as otherwise provided by law, the person presiding over any meeting of stockholders of the corporation shall have the power and duty (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 6 and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 6, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered, conducted or transacted. Notwithstanding the foregoing provisions of this Section 6, if the stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered, conducted or transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2)          For purposes of this Section 7, “public announcement” shall mean the first public disclosure by the corporation in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or disclosed by the corporation in a document publicly filed by the corporation with the Securities and Exchange Commission.

(3)          For purposes of this Section 6, “Derivative Securities Arrangement” means any direct or indirect:

(A)          transaction or series of transactions, instrument, contract, agreement, arrangement, understanding or relationship with respect to any right, option, warrant, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the corporation, or similar instrument, including, without limitation, transactions, instruments, contracts, agreements, arrangements, understandings or relationships of the type contemplated Rule 16a-1(b) or (c)(6) of the General Rules and Regulations under the Exchange Act, which gives such person (or any of such person’s affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the corporation;

(B)          transaction or series of transactions, agreement, arrangement, understanding, proxy or relationship that included or includes an opportunity for such person (or such person’s affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to receive or share in the receipt of dividends payable on any security of the corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person (or such person’s affiliates or associates) was, is or will be entitled to vote, in each case under (A) and this (B) of this Section 6, including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(C)          transaction or series of transactions, plan, agreement, arrangement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein, in each case under (A) and (B) above and this (C), without regard to whether (i) such derivative conveys any voting rights in any securities of the corporation to such person (or any of such person’s affiliates or associates), (ii) the derivative is required to be, or is capable of being, settled through delivery of any securities of the corporation or (iii) such person (or any of such person’s affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative.

(4)          For purposes of this Section 6, (A) an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (B) an “associate,” when used to indicate a relationship with any person, means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its subsidiaries.

(5)          Nothing in this Section 6 shall be deemed to affect (A) the rights or obligations, if any, of stockholders of the corporation to request inclusion of Business proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (to the extent that the corporation or such proposals are subject to Rule 14a-8) or (B) the rights, if any, of the holders of any series of preferred stock of the corporation, if any, to elect directors pursuant to any applicable provisions, of the corporation’s certificate of incorporation.

ARTICLE III

BOARD OF DIRECTORS

1.          FUNCTIONS AND DEFINITIONS.

The business of the corporation shall be managed by its Board of Directors. The word “director” means any member of the Board of Directors. The use of the phrase “entire board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.          QUALIFICATIONS AND NUMBER.

Each director shall be at least eighteen years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

The initial Board of Directors shall consist of five (5) people and shall be designated as follows: (a) three (3) directors to be designated by the Plan Sponsor Group1, collectively; (b) one (1) independent director to be designated by the Plan Sponsor Group; and (c) the Chief Executive Officer of the corporation. Thereafter, the number of directors constituting the entire board may be fixed from time to time by action of the directors or of the stockholders. The number of directors may be increased or decreased by action of directors or stockholders, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire board. No decrease shall shorten the term of any incumbent directors.

3.          ELECTION AND TERM.

Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists. No person shall serve as a director for a period or consecutive periods that extends beyond the tenth (10th) annual stockholders meeting following the annual stockholders meeting at which such person was first elected to the Board of Directors by the stockholders.

1 The Plan Sponsor Group consists of JEC Capital Partners, LLC, Prescott Group Capital Management L.L.C. and Stichting Bewaarder Ratio Capital Partners.

4.          MEETINGS.

TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

PLACE. Meeting shall be held at such place within, or without the State of Delaware as shall be fixed by the Board of Directors.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the Chief Executive Officer or of a majority of the directors in office. A regular meeting should be held quarterly.

NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place of special meetings shall be given to each director twenty-four hours prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver or notice before or after the meeting, or who attends the meeting without protesting, prior therein or at its commencement, the lack of notices to him or her.

QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided herein or in any applicable provision of law, the vote of a majority of the directors present at the time of the vote at a meeting of the Board of Directors, if a quorum is present at such time, shall be the action of the Board of Directors.

CHAIRMAN OF THE MEETING. A Chairman of the Board of Directors shall be elected on an annual basis by secret ballot by the members of the Board of Directors. The Chairman of the Board of Directors, if present, shall preside at all meetings. Otherwise, the Chief Executive Officer, if present, or any other director chosen by the Board of Directors, shall preside.

5.          REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause or without cause by the stockholders, as provided in the corporation’s certificate of incorporation.

6.          COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the entire Board, designate from their number one or more directors to constitute an Executive Committee which shall possess and may exercise all the powers and authority of the Board of Directors in the management of the affairs of the corporation between meetings of the Board of Directors (except to the extent prohibited by applicable provisions of the General Corporation Law of the State of Delaware), and/or such other committee or committees, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All such committees shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

7.          CONFERENCE TELEPHONE.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.

8.          ACTION IN WRITING.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and the written consents thereto are filed with the minutes of the proceedings of the Board of Directors or committee.

ARTICLE IV

OFFICERS

1.          EXECUTIVE OFFICERS.

The directors may elect or appoint a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents (one or more of whom may be denominated Executive Vice President), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person.

2.          TERM OF OFFICE; REMOVAL.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next meeting of stockholders and until his or her successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause at any time.

3.          AUTHORITY AND DUTIES.

All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws, or, to the extent not so provided, by the Board of Directors.

4.          THE CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer shall direct the general affairs of the corporation except as otherwise prescribed by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders, of the Board of Directors and of the executive committee, if any, and shall designate the acting Secretary for such meetings to take the minutes thereof for delivery to the Secretary. The Chief Executive Officer may sign any policies, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of Chief Executive Officer.

5.          THE CHIEF FINANCIAL OFFICER.

The Chief Financial Officer, if any, shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer or the President may from time to time determine.

6.          THE PRESIDENT.

The President, along with the Chief Executive Officer of the corporation, shall direct the general affairs of the corporation except as otherwise prescribed by the Board of Directors. The President may sign any policies, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of President. In the absence of the Chief Executive Officer or in the event of such person’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

7.          VICE PRESIDENTS.

Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the power of the President, in the order of their seniority (or as designated by the Board of Directors in the case of a dispute over seniority) and shall perform such other duties as the Board of Directors shall prescribe.

8.          THE SECRETARY.

The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

9.          THE TREASURER.

The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or whenever they may require it, keep account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term; in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under control which belong to the corporation.

ARTICLE V

BOOKS AND RECORDS

The books of the corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE VI

CORPORATE SEAL

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be as fixed by the Board of Directors.

ARTICLE VIII

AMENDMENT of bylaws

These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.66%) of the voting power of the stock issued and outstanding and entitled to vote at any meeting of stockholders or by resolution adopted by the affirmative vote of not less than a majority of the directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, that no amendment with respect to the time or place for the election of directors shall be made within sixty (60) days before the day on which such election is to be held, and that a notice of any such change of time or place shall be given to each stockholder twenty (20) days before the election is held, in person or by notice or letter mailed to his or her last known post office address.

ARTICLE IX

INDEMNITY

The directors shall be entitled to indemnification as described in the corporation’s then in effect certificate of incorporation.

ARTICLE X

amended and restated certificate of incorporation

Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Amended and Restated Certificate of Incorporation of the Corporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Amended and Restated Certificate of Incorporation to the extent necessary to give effect to such provision in the Amended and Restated Certificate of Incorporation.

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